Exhibit 99.1

For Immediate Release

Investor Contact: Leigh Parrish
Financial Dynamics
212-850-5651
lparrish@fd-us.com

Media Contact: Donna Shaults
Enesco Group, Inc.
630-875-5464
dshaults@enesco.com

ENESCO GROUP, INC. CHAIRMAN RETIRES FROM BOARD

Anne-Lee Verville Retires from Board; Leonard A. Campanaro Elected Chairman

ITASCA, Ill. – June 28, 2006—The Board of Directors at Enesco Group, Inc., a leader in the giftware, and home and garden décor industries, today announced that Anne-Lee Verville is retiring as the Chairman and member of the Board of Directors on June 30, 2006.

Ms. Verville planned to retire at the Company’s Annual Meeting on May 17, 2006. Due to the resignation of the former Chief Executive Officer on May 11, 2006, Ms. Verville postponed her retirement until new management was in place. With Basil Elliott as president and CEO and Marie Meisenbach Graul as executive vice president and Chief Financial Officer, Ms. Verville was confident in the strength of the new leadership at Enesco and decided it was the appropriate time to retire.

Ms. Verville served as Chairman since 2001 and has been a Director since 1991. Succeeding Ms. Verville will be Leonard A. Campanaro, the Company’s Audit Committee Chairperson since 2005. Mr. Campanaro is the retired Chief Financial Officer and Senior Vice President of Armstrong Industries, and is the former Chief Financial Officer and Chief Operating Officer of Harsco Industries. He joined Enesco’s Board of Directors in 2005.

“I have decided that the time is right for me to retire as Chairman and Director of Enesco,” said Ms. Verville. “I leave Enesco in very good hands with Len Campanaro, Basil Elliott and Marie Meisenbach Graul. I have great confidence in their ability to lead Enesco during its turnaround and guide the Company with its future growth initiatives. I wish nothing but the best for the Company and its employees.”

Mr. Campanaro stated, “We thank Anne-Lee for the contributions she has made to the Board and to the Company. She served as our Chairman during some very challenging times for Enesco and we are very appreciative of the leadership that she has provided during her tenure.”

About Enesco Group, Inc.
Enesco Group, Inc. is a world leader in the giftware, and home and garden décor industries. Serving more than 44,000 customers worldwide, Enesco distributes products to a wide variety of specialty card and gift retailers, home décor boutiques, as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in the United Kingdom, Canada, Europe, Mexico, Australia and Asia. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. Enesco’s product lines include some of the world’s most recognizable brands, including Border Fine Arts, Bratz, Circle of Love, Foundations, Halcyon Days, Jim Shore Designs, Lilliput Lane, Pooh & Friends, Walt Disney Classics Collection, and Walt Disney Company, among others. Further information is available on Enesco’s web site at www.enesco.com.

-more-

This press release contains forward-looking statements, which reflect management’s current assumptions and beliefs and are based on information currently available to management. Enesco has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “anticipates,” “could,” “estimates,” “plans,” and “believes,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: Enesco’s success in implementing its comprehensive plan for operating improvement and achieving its goals for cost savings and market share increases; Enesco’s success in developing new products and consumer reaction to Enesco’s new products; Enesco’s ability to secure, maintain and renew popular licenses, particularly our Cherished Teddies, Disney and Jim Shore Designs licenses; Enesco’s ability to grow revenues in mass and niche market channels; Enesco’s ability to comply with covenants contained in its credit facility; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, Enesco operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in Enesco’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

# # #